Exhibit 3.1

FLORIDA DEPARTMENT OF STATE DIVISION OF CORPORATIONS Attached is a form for filing Articles of Amendment to amend the articles of incorporation of a Florida Profit Corporation pursuant to section 607.1006, Florida Statutes. This is a basic amendment form and may not satisfy all statutory requirements for amending. A corporation can amend or add as many articles as necessary in one amendment. » The original incorporators cannot be amended. » If amending the name of the corporation, the new name must be distinguishable on the records of the Florida Department of State . A preliminary search for name availability can be made through the Division’s website at www . sunbiz . org . You are responsible for any name infringement that may result from your corporate name selection . » If amending the registered agent, the new agent must sign accepting the appointment and state that he/she is familiar with the obligations of the position. » If amending/adding officers/directors, list titles and addresses for each officer/director. » If amending from a general corporation to a professional corporation, the purpose (specific nature of business) must be amended or added if not contained in the articles of incorporation. If a section is not being amended, enter N/A or Not Applicable. The document must be typed or printed and must be legible. Pursuant to section 607.0123, Florida Statutes, a delayed effective date may be specified but may not be later than the 90 th day after the date on which the document is filed. Filing Fee $35.00 (Includes a letter of acknowledgment) Certified Copy (optional) $8.75 Certificate of Status (optional) $8.75 Send one check in the total amount made payable to the Florida Department of State. Please include a letter containing your telephone number, return address and certification requirements, or complete the attached cover letter. Mailing Address Amendment Section Division of Corporations P.O. Box 6327 Tallahassee, FL 32314 Street Address Amendment Section Division of Corporations The Centre of Tallahassee 2415 N. Monroe Street, Suite 810 Tallahassee, FL 32303 For further information you may call the Amendment Section at (850) 245 - 6050 CR2E011 (1/20) Docusign Envelope ID: 95486A8E - CA4A - 8CD5 - 82A7 - BA6D4EB5E498

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COVER LETTER TO: Amendment Section Division of Corporations NAME OF CORPORATION: Bili Social International, Inc. DOCUMENT NUMBER: P06000094563 The enclosed Articles of Amendment and fee are submitted for filing. Please return all correspondence concerning this matter to the following: Jessica M Lockett Name of Contact Person Corporate Securities Legal LLP Firm/ Company 650 Town Center Drive, Suite 680 Address Costa Mesa, CA 92626 City/ State and Zip Code Jess@securitieslegal.com E - mail address: (to be used for future annual report notification) For further information concerning this matter, please call: Name of Contact Person at (949) 752 - 1100 Area Code & Daytime Telephone Number Enclosed is a check for the following amount made payable to the Florida Department of State: ܆ Ŷ $35 Filing Fee ☐ $43.75 Filing Fee & Certificate of Status ☐ $43.75 Filing Fee & Certified Copy (Additional copy is enclosed) ☐ $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed) Mailing Address Amendment Section Division of Corporations P.O. Box 6327 Tallahassee, FL 32314 Street Address Amendment Section Division of Corporations The Centre of Tallahassee 2415 N. Monroe Street, Suite 810 Tallahassee, FL 32303 Jessica M Lockett Docusign Envelope ID: 95486A8E - CA4A - 8CD5 - 82A7 - BA6D4EB5E498

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Docusign Envelope ID: 95486A8E - CA4A - 8CD5 - 82A7 - BA6D4EB5E498 Articles of Amendment to Articles of Incorporation of BILI Social International, Inc. ( Name of Corporation as currently filed with the Florida Dept. of State ) P06000094563 (Document Number of Corporation (if known) Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation: A. If amending name, enter the new name of the corporation: The new name must be distinguishable and contain the word “corporation,” “company,” or “incorporated” or the abbreviation “Corp . ,” “Inc . ,” or Co . ,” or the designation “Corp,” “Inc,” or “Co” . A professional corporation name must contain the word “chartered,” “professional association,” or the abbreviation “P . A . ” B. Enter new principal office address, if applicable: (Principal office address MUST BE A STREET ADDRESS ) C. Enter new mailing address, if applicable: (Mailing address MAY BE A POST OFFICE BOX ) D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address: Name of New Registered Agent (Florida street address) New Registered Office Address : , Florida (City) (Zip Code) New Registered Agent’s Signature, if changing Registered Agent: I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position. Signature of New Registered Agent, if changing Check if applicable ☐ The amendment(s) is/are being filed pursuant to s. 607.0120 (11) (e), F.S. n/a n/a n/a

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Docusign Envelope ID: 95486A8E-CA4A-8CD5-82A7-BA6D4EB5E498

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ____ Change	D	Robert Fotheringham	104-360 College Street Suite #251
X Add			Toronto, ONT M5T1S6
____ Remove			Canada
2) ____ Change	D	Zhenlong (Joe) Jiao	104-360 College Street Suite #251
X Add			Toronto, ONT M5T1S6
____ Remove			Canada
3) ____ Change	D	Henoc Muamba	104-360 College Street Suite #251
X Add			Toronto, ONT M5T1S6
____ Remove			Canada
4) ____ Change			
____ Add			
____ Remove			
5) ____ Change			
____ Add			
____ Remove			
6) ____ Change			
____ Add			
____ Remove

Docusign Envelope ID: 95486A8E - CA4A - 8CD5 - 82A7 - BA6D4EB5E498 E. If amending or adding additional Articles, enter change(s) here : (Attach additional sheets, if necessary). (Be specific) There being no shares of Series B Preferred Stock outstanding, the Company hereby terminates and eliminates the Certificate of Designation, Preferences, Rights and Limitations of Series B Preferred Stock, as filed with Florida Secretary of State on October 22, 2024 in its entirety, all rights, preferences, privileges and limitations specific to such series shall cease to exist. Article IV is deleted in its entirety and restated as follows: Article IV: SHARES. The number of shares of authorized stock is: 40,000,000,000 ($0.001 par value) common shares and 120,000,000 ($0.001 par value) preferred stock shares. The Board of Directros, to the fullest extent permitted by the Florida Business Corporation Act, including Section 607.0602 o the Florida Statutes, to provide for the issuance of preferred stock in one or more series and, by resolution duly adopted, to establish the designation of each series and to fix the number of shares constituting such series and the preferences, limitations, relative rights, and other terms of each series. F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: ( if not applicable, indicate N/A ) n/a

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Docusign Envelope ID: 95486A8E - CA4A - 8CD5 - 82A7 - BA6D4EB5E498 August 7 2026 The date of each amendment(s) adoption: , if other than the date this document was signed. Effective date if applicable : (no more than 90 days after amendment file date) Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document’s effective date on the Department of State’s records. Adoption of Amendment(s) ( CHECK ONE ) ܆ Ŷ The amendment(s) was/were adopted by the incorporators, or board of directors without shareholder action and shareholder action was not required. ☐ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval. ☐ The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s): “The number of votes cast for the amendment(s) was/were sufficient for approval by .” (voting group) August 7 2026 Dated Signature (By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary) Adrian Capobianco (Typed or printed name of person signing) Chief Executive Officer (Title of person signing)

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